                                                                    Exhibit 10.1

                                              Expiration Date: November 20, 2006

$115,000,000

                                    TERM NOTE

     FOR VALUE RECEIVED, BRE/HV HOLDINGS L.L.C. ("Holdco"), a Delaware limited liability company, hereby promises to pay to the order of SECURITY CAPITAL LODGING INCORPORATED (the "Lender"), a Delaware corporation, at 639 Isbell Road, Suite 390, Reno, Nevada 89509 on November 20, 2006 (the "Expiration Date"), pursuant to the Amended and Restated Agreement and Plan of Mergers dated as of November 20, 2001 by and between, among others, Lender and BRE/Homestead Village L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Holdco, One Hundred Fifteen Million Dollars ($115,000,000) (the "Loan").

     1.  DEFINITIONS.
         -----------

     As used in this Note, the following terms have the following meanings (such meanings to be applicable to the singular and plural forms of such terms):

     "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is under common control with, or is controlled by such specified Person.

     "Available Cash" means, for Holdco and its Subsidiaries on a consolidated basis, for each Computation Period, EBITDA, without deduction for fees described in Section 6(l), with the following adjustments:
   ------------

     (i)    less, capital lease payments by Holdco and its Subsidiaries;
            ----

     (ii)   less, required interest and principal payments on all Permitted
            ----
Indebtedness of Holdco and its Subsidiaries (other than on this Note);

     (iii)  less, a reserve for capital expenditures in an amount to be
            ----
determined by Holdco, but in any event not less than 3% nor more than 5% of revenues generated during such Computation Period, provided, HVI (2) L.L.C. may maintain a larger reserve to the extent required pursuant to the terms of the HVI Lease;

     (iv)   less, expenditures for capital repairs and replacements by Holdco
            ----
and its Subsidiaries, in excess of any working capital reserves maintained, reasonably required to be immediately made in order to maintain current use and operation (as opposed to future replacements and upgrades), with allowances for reasonable wear and tear;

     (v)    less, additions to working capital reserves necessary to maintain a
            ----
working capital reserve balance for Holdco and its Subsidiaries in the aggregate not to exceed $5,000,000;

     (vi)   less, any portion of such EBITDA applicable to interest income from
            ----
the $25,000,000 promissory note of Blackstone Hospitality Acquisition III L.L.C. payable to HVI (2) L.L.C. and any refinancings thereof (such Note or refinancing, the "HVI Note"), which refinancings are in an amount not in excess of $25,000,000; and

     (vii)  less, any portion of EBITDA applicable to minority interests in
            ----
Subsidiaries not owned by Holdco.

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York generally are closed for business.

     "Cash Equivalent Investment" means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause(c) which (i) is secured by a fully perfected
                           ---------
security interest in any obligation of the type described in any of clauses (a)
                                                                    -----------
through (c) and (ii) has a market value at the time such repurchase agreement is
        ---
entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

     "Change of Control" means transfer or issuance of a beneficial or record equity interest in Holdco, which results in (i) Blackstone Real Estate Partners III L.P., Blackstone Real Estate Holdings III L.P., Blackstone Real Estate Partners III, TE, 1 L.P., Blackstone Real Estate Partners III, TE 2 L.P. and Blackstone Real Estate Partners III, TE 3 L.P or (ii) any Affiliate of a Person described in clause (i), collectively owning directly or indirectly less than 51% of the beneficial or record equity interest in Holdco.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Computation Period" means the three month period ending on the last day of each March, June, September and December; provided that the first Computation Period under this Note shall commence on the date hereof and end December 31, 2001.

     "Consolidated Net Income" means, with respect to Holdco and its Subsidiaries on a consolidated basis or for any other Person for any period, the net income (or loss) of Holdco and its Subsidiaries or such Person for such period, calculated in accordance with GAAP.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Holdco, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "Default" means an event, which with the passage of time, notice or both would constitute an Event of Default.

     "Distributable Cash" means Available Cash less payments of interest and principal made hereunder and under the PIK Notes.

     "Dollars" means lawful money of the United States of America.

     "EBITDA" means with respect to the relevant Computation Period, the Consolidated Net Income of Holdco and its Subsidiaries with the following adjustments (to the extent deducted or added, as applicable, in computing Consolidated Net Income): (i) plus interest expense, income taxes, depreciation
                              ----
and amortization; (ii) less capital gains; and (iii) plus capital losses.
                       ----                          ---

     "Eligible Assignee" means (i) Security Capital Group Incorporated, a Maryland corporation or any direct or indirect Wholly-Owned Subsidiary thereof or (ii) an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, domiciled in the United States approved by Holdco, which approval shall not be unreasonably withheld or delayed; provided
                                                                      --------
that any Eligible Assignee must be a "U.S. Person" as defined in Section 7701(o)(30) of the Code.

     "Environmental Laws" means any statute, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree, injunction or other authorization of any Governmental Authority (other than building codes and workplace violations) relating to: (1) pollution or protection of human health or safety, health assessments or safety of employees, sanitation, or the environment (including, without limitation, indoor or ambient air, surface water, ground water, land surface or subsurface strata); (2) Releases or threatened Releases of Hazardous Materials into the environment; or (3) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" is defined in Section 7.
                                      ---------

     "Expiration Date" is defined in the preamble.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

     "Hazardous Materials" means and include: (i) all substances defined as "hazardous substances" under Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss. 9601(14);
(ii) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas or such synthetic gas); (ii) asbestos and asbestos-containing materials; and (iv) any substance, material or waste listed or defined as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Holdco" is defined in the preamble.

     "Holdco Pledge Agreement" is defined in Section 8.
                                             ---------

     "HPT" means HPT HSD Properties Trust, a Maryland real estate investment trust.

     "HVI Guaranty" means the Guaranty Agreement, dated as of February 23, 1999, by Homestead Village Incorporated, a Maryland corporation, for the benefit of HPT and Hospitality Properties Trust, a Maryland real estate investment trust, as the same may be amended, supplemented or otherwise modified from time to time; provided such modifications do not increase the amount guarantied
      --------
thereunder.

     "HVI Lease" means that certain Lease Agreement, dated as of February 23, 1999, by and between HPT and HVI (2) Incorporated, a Delaware corporation, as the same may be amended, supplemented or otherwise modified from time to time; provided such modifications do not increase the amount payable thereunder.
--------

     "HVI Note" is defined in the definition of "Available Cash."

     "Indebtedness" of any Person means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) obligations to pay the deferred purchase price of businesses, assets, stock, or other property or services (excluding current accounts payable in the ordinary course of business), (iv) capitalized lease obligations, (v) Suretyship Liabilities with respect to any such indebtedness of any other Person and (vi) any such indebtedness secured by a Lien on any assets of such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

     "Investment" means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

     "Lender" is defined in the preamble.

     "Lien" means any mortgage, lien, charge, pledge or security interest (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

     "Material Adverse Effect" means a material adverse effect on the business, properties, assets, results of operations, cash flows or financial condition of Holdco and its Subsidiaries, taken as a whole; provided that for the purpose of determining whether a Material Advance Effect is reasonably likely to occur arising from any event described in Section 5 or Section 6, the effect of all such events, which have occurred and are continuing, shall be calculated and added together.

     "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time be contracted for, taken, reserved, charged or received on the indebtedness evidenced hereby and as provided for herein under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Merger Agreement" is defined in Section 5(d).
                                      ------------

     "Multiemployer Pension Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Holdco or any member of the Controlled Group may have any liability.

     "Net Capital Proceeds" means the cash received by Holdco and its Subsidiaries as a result of any sale of property or assets of Holdco or its Subsidiaries (including any stock, partnership or membership interests in any Subsidiary), in each case, less any such cash which is applied to (i) the
                           ----
payment of transaction costs, (ii) the repayment of Indebtedness of Holdco or its Subsidiaries which is required under the terms of such Indebtedness, (iii) the establishment of reserves for liabilities arising from such sale, and (iv) payments to holders of minority interests in Subsidiaries not owned by Holdco. Notwithstanding the foregoing, Net Capital Proceeds shall (1) include the first $10,000,000 in funds released to Holdco or its Subsidiaries from the Debt Service Reserve Fund (as defined in the Senior Debt Agreement) and (2) exclude funds released to Holdco or its Subsidiaries from the Debt Service Reserve Fund in excess of $10,000,000.

     "Nonrecourse Debt" means Indebtedness of a Subsidiary created after the date hereof, which is nonrecourse to such Subsidiary, Holdco or any other Subsidiary of Holdco, which is secured by assets acquired after the date hereof by such Subsidiary (and not previously held by Holdco or any other Subsidiary of Holdco) and which assets are income producing properties which at the time of acquisition are expected by such Subsidiary in good faith based on historical performance to generate sufficient income to service such nonrecourse debt.

     "Nonrecourse Parties" is defined in Section 9(f).
                                         ------------

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Holdco or any member of its Controlled Group may reasonably be expected to have liability.

     "Permitted Indebtedness" is defined in Section 6(f).
                                            ------------

     "Person" means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PIK Note" is defined in Section 2(a).
                              ------------

     "Pledge Agreement" is defined in Section 8.
                                      ---------

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

     "Senior Debt Agreement" means that certain Loan Agreement dated the date of this Note between BRE/HV Properties L.L.C., as borrower and Bear Stearns Funding, Inc., as lender, together with all other documents and instruments evidencing, securing or relating to the loans made thereunder, as the same may be amended, supplemented or otherwise modified from time to time, provided such modifications do not increase the principal amount of the loans outstanding thereunder or amend the amount of, or definition of, "Debt Service Reserve Fund."

     "Significant Subsidiary" means, as of the date of determination, any Subsidiary, together with its Subsidiaries, that for the most recent fiscal year of Holdco, accounted for more than 10% of (a) the Consolidated Net Income or (b) the assets of Holdco and its Subsidiaries.

     "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) the majority of the shares of securities or other interests having ordinary voting power, or (B) the majority of economic interests of such corporation, partnership, limited liability company, joint venture or other legal entity. Unless the context otherwise requires, Subsidiary means a Subsidiary of Holdco.

     "Suretyship Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     "Taxes" is defined in Section 4.
                           ---------

     "Wholly-Owned Subsidiary" means, as to any Person, another Person all of the shares of capital stock or other equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Note shall be made, in accordance with GAAP, consistently applied.

     2.  INTEREST.
         --------

         (a)  Interest Prior to Default. The unpaid principal of the Loan shall
              -------------------------
              bear interest prior to maturity at a rate equal to 12% per annum, increasing by adding 1% (100 basis points) per annum on the first anniversary of this

               Note and an additional 1% (100 basis points) per annum on each anniversary of this Note thereafter. Interest on the Loan shall be payable in cash quarterly on the last day of each March, June, September and December; provided, however, that if on any such
                                       --------  -------
               date, the interest due is in excess of Available Cash for the Computation Period ending on the date of such payment, Holdco shall have the option of paying such deficiency by issuing to Lender a note (a "PIK Note") in the principal amount of such deficiency and otherwise in the form attached as Schedule 2; provided, that, if Holdco shall fail to deliver such PIK Note, Holdco shall have the obligation to make payments as if such PIK Note had been delivered.

          (b)  Interest After Maturity. Holdco shall pay to the Lender interest
               -----------------------
               on any amount of principal of the Loan which is not paid when due, whether at the stated maturity for such Loan or upon acceleration, accruing from and including the date such amount shall have become due to (but not including) the date of payment thereof in full at the rate per annum applicable under clause (a) for thirty days (but in cash) and thereafter in cash at a rate per annum equal to 2% (200 basis points) per annum in excess of the rate otherwise applicable. Interest after maturity shall be payable on demand.

          (c)  Method of Calculating Interest. Interest on the Loan shall be
               ------------------------------
               computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

          (d)  Usury Savings. This Note is subject to the express condition
               -------------
               that at no time shall Holdco be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, Holdco is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
               All sums paid or agreed to be paid to the Lender for the use, forebearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of the interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     3.   PREPAYMENT.
          ----------

     The Loan may be prepaid in full or in part at any time without penalty.

     4.   TAXES.
          -----

     All payments by Holdco of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by Holdco hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Holdco shall:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

          (c) pay to the Lender such additional amount (the "Additional Amounts") as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender or on any payment received by the Lender hereunder, the Lender may pay such Taxes and Holdco shall promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had no such Taxes been asserted.

The Lender (or any Eligible Assignee) shall provide to Holdco at the time that it becomes a party to this Agreement, two copies of Internal Revenue Service Form W-9, certifying complete exemption from backup withholding. Holdco shall not be required to pay any taxes or any Additional Amounts attributable to the failure of the Lender (or any Eligible Assignee) to comply with the requirements of this paragraph.

     If Holdco fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, Holdco shall indemnify the Lender for any incremental Tax, interest, penalty or expense that may become payable by the Lender as a result of any such failure.

     If Holdco determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Lender shall cooperate with Holdco in challenging such Taxes at Holdco's expense if so requested by Holdco. If the Lender receives a refund of a Tax for which a payment has been made by Holdco pursuant to this Note, which refund in the good faith judgment of the Lender is attributable to such payment made by Holdco, then the Lender shall reimburse Holdco for such amount (together with any interest received thereon) as the Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required.

     5.   REPRESENTATIONS.
          ---------------

     Holdco represents and warrants to the Lender as of the date of this Note that:

          (a)  Organization. Holdco is a limited liability company validly
               ------------
               existing and in good standing under the laws of the State of Delaware; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of Holdco and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

          (b)  Authorization. Holdco is duly authorized to execute and deliver
               -------------
               this Note. Holdco is duly authorized to borrow monies hereunder and is duly authorized to perform its obligations under this Note. The execution, delivery and performance by Holdco of this Note, and the borrowings by

               Holdco hereunder, do not and will not (i) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the limited liability company agreement or any other organizational documents of Holdco or any Subsidiary or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Holdco or any of its properties, or, to Holdco's knowledge, any Subsidiary or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of Holdco or, to Holdco's knowledge, any asset of any Subsidiary.

          (c)  Validity and Binding Nature. This Note is the legal, valid and
               ---------------------------
               binding obligation of Holdco, enforceable against Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and general principles of equity.

          (d)  Financial Condition. As of the date hereof, Holdco has no
               -------------------
               Indebtedness except hereunder and has received capital contributions in cash from its members of not less than $125,000,000. The unaudited proforma financial statements of Holdco and its Subsidiaries dated as of the date hereof, copies of which have been furnished to the Lender, present fairly the financial position of Holdco and its Subsidiaries as of said date, giving effect to the Mergers as defined in the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 20, 2001, by and among the Lender, BRE/Homestead Village L.L.C., a Delaware limited liability company, Homestead Village Incorporated, a Maryland corporation, and the Merging Subsidiaries as defined therein.

          (e)  Litigation and Contingent Liabilities. No litigation (including
               -------------------------------------
               derivative actions), arbitration proceeding or governmental investigation or proceeding is pending against Holdco. No litigation (including derivative actions), arbitration proceeding or governmental proceeding is pending, to Holdco's knowledge, against any Subsidiary which might reasonably be expected to have a Material Adverse Effect. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is threatened in writing against Holdco or, to Holdco's knowledge, against any Subsidiary, which might reasonably be expected to have a Material Adverse Effect.

          (f)  Subsidiaries. As of the Closing Date, Holdco has no Subsidiaries
               ------------
               other than those listed on Schedule 1.
                                          ----------

          (g)  Investment Company Act. Neither Holdco nor any Subsidiary is an
               ----------------------
               "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

               (h)  Regulation U. Holdco is not engaged principally, or as one
                    ------------
                    of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). Less than 25% of the assets of Holdco (and its Subsidiaries) consists of Margin Stock.

               (i)  Senior Debt Agreement. To the best of Holdco's Knowledge,
                    ---------------------
                    the representations and warranties set forth in the Senior Debt Agreement are true and correct in all material respects. For purposes hereof, "Holdco's Knowledge" shall mean the actual knowledge of Jonathan D. Gray, without any duty of investigation or inquiry.

          6.   COVENANTS. Holdco shall:
               ---------

               (a)  Reports, Certificates and Other Information. Furnish to the
                    -------------------------------------------
                    Lender:

                    (i)    Annual Report. Promptly when available, and in any
                           -------------
               event within 90 days after the close of each fiscal year, a copy of the annual audit report of Holdco and its Subsidiaries for such fiscal year, including therein consolidated balance sheets and statements of earnings and cash flows of Holdco and its Subsidiaries as at the end of such fiscal year, certified by Deloitte & Touche or other independent auditors of recognized standing selected by Holdco and reasonably acceptable to the Lender, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, no Event of Default or Default came to their attention.

                    (ii)   Interim Reports. Promptly when available, and in any
                           ---------------
               event within 35 days after the end of each fiscal quarter (except the last fiscal quarter of each fiscal year), consolidated balance sheets of the Holdco and its Subsidiaries as of the end of such fiscal quarter, together with consolidated statements of earnings and cash flows for such fiscal quarter and for the period beginning with the first day of such fiscal year and ending on the last day of such fiscal quarter, together with a comparison with the corresponding period of the previous fiscal year.

                    (iii)  Compliance Certificates. Contemporaneously with the
                           -----------------------
               furnishing of a copy of each annual audit report pursuant to clause (i) and each set of quarterly statements pursuant to clause (ii), a duly completed compliance certificate dated the date of such annual report or such quarterly statements and signed by the chief financial officer, president, treasurer, comptroller or any vice president of Holdco, containing a statement to the effect that (A) such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (B) certifying as to an attached calculation of Available Cash.

               (iv)   Notice of Default and Litigation. Promptly upon becoming
                      --------------------------------
          aware of any of the following, written notice describing the same and the steps being taken by Holdco or the Subsidiary affected thereby with respect thereto:

               (A)    the occurrence of an Event of Default or of a Default;

               (B) Any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Holdco to the Lender which has been instituted or, to the knowledge of Holdco, is threatened against Holdco or any Subsidiary or to which any of the properties of any thereof, is subject which might reasonably be expected to have a Material Adverse Effect;

               (C) the institution of proceedings by any member of the Controlled Group or the PBGC to terminate any underfunded Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Holdco furnish security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which might reasonably be expected to result in the incurrence by any member of the Controlled Group of any material liability (including withdrawal liability under any Multiemployer Pension Plan), or receipt of notice from a representative of a Multiemployer Pension Plan that it is in reorganization within the meaning of Section 4241 of ERISA, that increased contributions will be required to avoid a reduction in plan benefits or the imposition of an excise tax, that such plan is funded at a rate less than that required under Section 412 of the Code, that any such plan is terminated, or that any such plan is insolvent within the meaning of Section 4245 of ERISA; and in each case such events or conditions described in this Section 6(a)(iv)(C) with respect to any Pension Plan or Multiemployer Pension Plan might reasonably be expected to have a Material Adverse Effect;

               (D) any environmental event or claim, actual or constructive loss of property of Holdco or any Subsidiary by reason of fire, explosion, theft or, other casualty shall occur or any taking of title to or the use of all or any part of the property of Holdco or any Subsidiary by eminent domain or condemnation proceedings or in settlement thereof shall occur, in any case in respect of loss reasonably likely to exceed $10,000,000 or

               (E) copies of any notice given by Holdco or any Subsidiary under the Senior Debt Agreement.

               (v)    Other Information. Promptly from time to time, such other
                      -----------------
          information concerning Holdco and its Subsidiaries as the Lender may reasonably request.

          (b)  Books, Records and Inspections. Keep, and cause each Subsidiary
               ------------------------------
               to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, the Lender or any representative thereof to inspect the properties and operations of Holdco or such Subsidiary; provide to Lender copies of the portions of the quarterly reports to investors in Blackstone Real Estate Partners L.P. relating to Holdco and its Subsidiaries; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Lender or any duly authorized representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Holdco hereby authorizes such independent auditors to discuss such financial matters with the Lender or any representative thereof). All such inspections or audits by the Lender shall be at Lender's expense.

          (c)  Maintenance of Property; Insurance. (i) Keep, and cause each
               ----------------------------------
               Subsidiary to keep, all property useful and necessary in the business of Holdco or such Subsidiary in good working order and condition, ordinary wear and tear excepted, except where such failure to keep could not reasonably be expected to have a Material Adverse Effect.

               (ii) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

          (d)  Compliance with Laws; Payment of Taxes and Liabilities. (i)
               ------------------------------------------------------
               Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (ii) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; provided that the foregoing
                                                  --------
               shall not require Holdco or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

          (e)  Maintenance of Existence, etc. Maintain and preserve, and cause
               -----------------------------
               each Subsidiary to maintain and preserve, (i) its existence and good standing in the jurisdiction of its organization and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not have a
               Material Adverse Effect) provided, that Holdco may dissolve,
                                        --------
               liquidate or otherwise fail to maintain the existence of any
               Subsidiary if the assets of such Subsidiary are transferred by operation of law or otherwise to another Subsidiary of Holdco.

          (f)  Limitations on Debt and Equity. Not, and not permit any
               ------------------------------
               Subsidiary to, create, incur, assume or suffer to exist any Indebtedness and not issue any equity in any Subsidiary, except (collectively the "Permitted Indebtedness"):

               (i)    obligations under this Note;

               (ii)   obligations under the Senior Debt Agreement;

               (iii) one or more refinancings of Indebtedness under clauses (i) and (ii) from time to time, so long as the principal amount thereof shall not be increased;

               (iv)   Nonrecourse Debt;

               (v)    obligations under the HVI Lease and the HVI Guaranty;

               (vi) obligations under a working capital facility for Holdco or any of its Subsidiaries not to exceed the principal amount of $10,000,000;

               (vii) Indebtedness among Holdco and its Subsidiaries which if payable by Holdco is subordinated to the obligations hereunder and under any PIK Note, in form reasonably satisfactory to the Lender; and

               (viii) Indebtedness incurred to acquire personal property in the ordinary course of business of Holdco and its Subsidiaries in an aggregate amount not exceeding $5,000,000 at any time outstanding;

provided that any proceeds of preferred equity issued by Holdco shall be applied
--------
to repay Indebtedness or used in the ordinary course of business of Holdco and its Subsidiaries or in a manner consistent with the restrictions set forth in
Section 6(q).

          (g)  Partial Prepayment. Not prepay the Loan in part with the proceeds
               ------------------
               of Indebtedness incurred by Holdco or any Subsidiary; provided Holdco and its Subsidiaries may prepay the Loan in full with proceeds of Indebtedness.

          (h)  Liens. Not, and not permit any Subsidiary to, create or permit to
               -----
               exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

               (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

               (ii) Liens arising in the ordinary course of business (such as (A) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (B) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

               (iii) Liens arising under ERISA; provided such Liens are satisfied or vacated within 30 days;

               (iv) Liens securing Permitted Indebtedness with respect to which Holdco is not an obligor or guarantor;

               (v) attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings, provided the
                                                              --------
          execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

               (vi) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Holdco or any Subsidiary.

          (i)  Restricted Payments. Not, and not permit any Subsidiary to, (i)
               -------------------
               make any distribution to any of its equity holders or (ii) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof. Notwithstanding the foregoing, Holdco and any Subsidiary may pay dividends or make other distributions out of the sum of (a) the aggregate amount of Distributable Cash (for all Computation Periods elapsed through the date of payment), (b) common equity contributed in cash to Holdco (other than by Persons not members of Holdco on the date hereof or Affiliates thereof) in excess of $125,000,000, and (c) interest income on the HVI Note so long as, (A) before and after giving effect to any of the foregoing, no Event of Default or Default exists and (B) all interest hereunder accrued to the date of such payment and all interest and principal in the PIK Notes shall have been paid in full in cash.

          (j)  Net Capital Proceeds. Cause all Net Capital Proceeds, at Holdco's
               --------------------
               option, either to be applied in payment of interest and principal outstanding under this Note and the PIK Notes or deposited in the Collection Account (as defined in the Pledge Agreement).

          (k)  Mergers, Consolidations, Acquisitions, Sales. Not, and not permit
               --------------------------------------------
               any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or substantially all of its assets; provided, that (a) Subsidiaries
                                                --------  ----
               may make acquisitions of Persons or assets of Persons, so long as any such Person is engaged substantially in the same business as Holdco and its Subsidiaries or such assets are related to the lodging business or any business incidental thereto and, after giving effect thereto, no Event of Default or Default exists and
               (b) Holdco and its Subsidiaries shall not be restricted from engaging in any such transactions solely among themselves so long as no assets or equity directly or indirectly held by BRE/Homestead Village L.L.C. shall no longer be held directly or indirectly by BRE/Homestead Village L.L.C., after giving effect to such transaction and so long as the management of the Properties, as defined in the Senior Debt Agreement, shall remain with BRE/Homestead Village L.L.C. or a Subsidiary of BRE/Homestead Village L.L.C.; and provided further Holdco shall
                                                 -------- -------
               not transfer or permit any Subsidiary to transfer minority interests in Subsidiaries.

          (l)  Management Fees. Not pay or permit Subsidiaries to pay management
               ---------------
               fees, corporate allocations, monitoring fees and acquisition fees to Affiliates (other than Holdco and its Wholly-Owned Subsidiaries), except in aggregate annual amounts not in excess of $500,000 and acquisition fees on or about the date hereof in an amount not exceeding $8,000,000.

          (m)  Transactions with Affiliates. Not, and not permit any Subsidiary
               ----------------------------
               to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than Holdco and its Wholly-Owned Subsidiaries) which is on terms that are less favorable than are generally available from a Person which is not one of its Affiliates.

          (n)  Environmental Matters. Comply with, and cause each of its
               ---------------------
               Subsidiaries to comply with, applicable Environmental laws if the effect of noncompliance (other than noncompliance for which Holdco and its Subsidiaries are indemnified by the Lender pursuant to Section 11.2 of the Merger Agreement) could reasonably be expected to have an aggregate adverse effect in excess of $5,000,000.

          (o)  Investments. Not, and not permit any Subsidiary to, make or
               -----------
               permit to exist any Investment in any other Person (other than BRE/Homestead Village L.L.C. and Subsidiaries of BRE/Homestead Village L.L.C.), except (without duplication) the following:

               (i)   Cash Equivalent Investments;

               (ii)  bank deposits in the ordinary course of business; and

               (iii) Investments in the lodging business and any business incidental thereto.

          (p)  Limitation on Dividend Restrictions Affecting Subsidiaries. Not
               ----------------------------------------------------------
               permit any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's equity or (ii) pay any Indebtedness owed to Holdco or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Note, (C) the Senior Debt Agreement, (D) Nonrecourse Debt, which encumbrances and restrictions apply only to proceeds of the assets securing such Nonrecourse Debt, (E) the HVI Lease and (F) restrictions applicable to the property previously owned by K.C. Homestead Village Redevelopment Corporation, located in Kansas City, Missouri.

          (q)  Business. Not permit any of its Subsidiaries to, engage (directly
               --------
               or indirectly) in any business other than the lodging business and any businesses incidental thereto.

          (r)  Employee Benefit Plans. Maintain and cause each Subsidiary to
               ----------------------
               maintain, each Pension Plan in substantial compliance will all applicable of laws and regulations, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

     7.   Events of Default. Upon the occurrence of any of the following events
          -----------------
          (each an "Event of Default"):

          (a)  Non Payment. Holdco fails to pay when due any principal of, or
               -----------
               interest on, the Loan and such failure continues for five days after notice from the Lender; provided that so long as Holdco has paid interest in cash or by delivery of a PIK Note, based on good faith estimates, when due under this Section 7(a), no Event of Default shall arise prior to five days after delivery of the applicable compliance certificates under Section 6(a)(iii);

          (b)  Representations. Any representation or warranty of Holdco made
               ---------------
               hereunder or in the Pledge Agreement on the date hereof is incorrect in any material respect;

          (c)  Covenants. Holdco shall fail to comply with or perform any
               ---------
               covenant set forth in this Note or the Pledge Agreement and such failure shall continue for 30 days after written notice from the Lender;

          (d)  Cross Acceleration. (i) Holdco or any Subsidiary shall default in
               ------------------
               the payment when due (subject to any applicable grace period) of any Indebtedness of Holdco or any Subsidiary under (w) the Senior Debt Agreement, (x) the HVI Lease, (y) any interest rate cap, swap, collar or similar transaction or currency hedging transaction or (z) any other Indebtedness of Holdco or any Subsidiary (other than Nonrecourse Debt), having a principal amount, individually or in the aggregate, in excess of $10,000,000 and either such Indebtedness has matured in accordance with its terms or the maturity of such Indebtedness has been accelerated as a result of such payment default, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to any of the foregoing, if the effect of such default is to accelerate the maturity of any of the foregoing;

          (e)  Monetary Judgments. One or more judgments, orders or decrees is
               ------------------
               entered against Holdco or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $15,000,000 or more, and the same shall remain unsatisfied, unvacated or unstayed (through appeal or otherwise) for a period of 20 consecutive days after the entry thereof.

          (f)  Pension Plans. (i) Proceedings shall be commenced by Holdco or
               -------------
               any member of its Controlled Group or the PBGC to terminate a Pension Plan other than pursuant to a standard termination under
               Section 4041(b) of ERISA if as a result of such termination it is reasonably likely that Holdco would be required to make a current contribution to such Pension Plan or incur a liability or obligation to such Pension Plan, in excess of $15,000,000 or (ii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and it is reasonably expected that Holdco would be subject to pay annual payments in satisfaction of the withdrawal liability to such Multiemployer Pension Plan as a result of such withdrawal (including any current annual payment obligations in connection with any withdrawal liability that Holdco had incurred as of the date of such withdrawal) in excess of $15,000,000;

          (g)  Insolvency.  Any Significant Subsidiary shall:
               ----------

               (i) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any Significant Subsidiary or any property thereof, or make a general assignment for the benefit of creditors;

               (ii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Significant Subsidiary or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

               (iii) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Significant Subsidiary and, if any such case or proceeding is not commenced by any Significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by any Significant Subsidiary or

               (iii) shall result in the entry of an order for relief or shall remain for 60 consecutive days undismissed; or

               (iv) take any corporate, partnership, or limited liability company action authorizing, or in furtherance of, any of the foregoing;

          (h)  Insolvency.  Holdco shall:
               ----------

               (i) admit in writing its inability or unwillingness to pay debts as they become due;

               (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for Holdco or any property thereof, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Holdco or for a substantial part of the property thereof, and such trustee, receiver sequestrator or other custodian shall not be discharged within 60 days;

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Holdco and, if any such case or proceeding shall be consented to or acquiesced in by Holdco or shall result in the entry of an order for relief or shall remain for 60 consecutive days undismissed; or

               (v) take any limited liability company action authorizing, or in furtherance of, any of the foregoing; or


          (i)  Change of Control. A Change of Control shall occur;
               -----------------

then the Lender may declare this Note and the principal of and accrued interest on each Loan, and all other amounts payable hereunder, to be forthwith due and payable in full, provided, that upon the occurrence of an event described in clauses (g) and (h) above, this Note and the principal of and accrued interest on each Loan, and all other amounts payable hereunder, shall immediately become due and payable in full.

           8.  COLLATERAL. This Note is secured pursuant to a Pledge Agreement
               ----------
               (the "Pledge Agreement") of Holdco dated the date hereof and a Pledge Agreement (the "Holdco Pledge Agreement") of the members of Holdco dated the date hereof.

           9.  GENERAL.
               -------

               (a)   Payments. Payments of principal and interest on the Loans
                     --------
                     shall be made in immediately available funds in Dollars by 11:00 a.m. (New York time) on the date due.

               (b)   Assignments. The provisions of this Note shall be binding
                     -----------
                     upon Holdco and inure to the benefit of the Lender and its successors and permitted assigns. Holdco may not assign or transfer any of its obligations under this Note without the prior written consent of the Lender.

           The Lender may assign its rights hereunder to any Eligible Assignee. Holdco agrees that it will not assert any right of set off or counterclaim against any such Eligible Assignee and waives any defenses (other than payment) it could otherwise assert against the Lender with respect to any such Eligible Assignee.

               (c)   Waivers. Holdco hereby waives presentment, demand, notice
                     -------
                     of dishonor, protest and all other demands and notices in connection with this Note. No act of omission or commission of the Lender, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing.

               (d)   Costs. Holdco shall pay all costs of the Lender of
                     -----
                     enforcement or collection of every kind, including, but not limited to, all reasonable attorneys' fees, court costs and expenses incurred by the Lender in connection with collection or protection or enforcement of any rights hereunder whether or not any lawsuit is ever filed.

               (e)   Indemnification by Holdco. Holdco shall indemnify,
                     -------------------------
                     exonerate and hold the Lender and each of the officers, director, employees, Affiliates and agents of the Lender (each a "Lender Party") free and harmless from and against
                              ------------
                     any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, costs and expenses of attorneys (collectively, the "Indemnified Liabilities"), incurred by the Lender
                          -----------------------
                     Parties or any of them as a result of, or arising out of, or relating to the enforcement of this Note by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of the applicable Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Holdco hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this clause
               (e) shall survive repayment of the Loan and cancellation of this Note.

          (f)  Recourse. No member of Holdco, and no present or future officer,
               --------
               employee, manager or agent of Holdco (collectively the "Nonrecourse Parties"), shall have any liability to the Lender (such liability, including such as may arise by operation of law, being hereby waived) for the payment of any sums now or hereafter owing by Holdco under this Note or for the performance of any of the obligations of Holdco contained herein or therein or shall otherwise be liable or responsible with respect thereto. Notwithstanding the foregoing, nothing contained in this Section shall in any manner or any way (i) affect or diminish any obligation, covenant, or agreement of any Nonrecourse Person under any agreement to which such Nonrecourse Person is a party, or (ii) affect or diminish any rights of any Person against any other Person arising from such other Person's gross negligence or willful misconduct.

          (g)  Waivers. The failure of the Lender at any time or times to
               -------
               require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by the Lender of any condition or of any breach of any term, covenant, representation or warranty contained in this Note shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          (h)  Interpretation. The headings preceding the text of Articles and
               --------------
               Sections included in this Note and the headings to Schedules attached to this Note are for convenience only and shall not be deemed part of this Note or be given any effect in interpreting this Note. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Note. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Note. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

          (i)  Severability. If any provision of this Note shall be held
               ------------
               invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          (j)  Construction. Holdco and, by its acceptance of this Note, the
               ------------
               Lender acknowledge that the parties and their counsel have reviewed and revised this Note and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note or any exhibits or amendments hereto.

          (k)  Jurisdictions. ANY LITIGATION BASED HEREON, OR ARISING OUT OF,
               -------------
               UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR HOLDCO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. HOLDCO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY CONSENTS TO PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. HOLDCO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT HOLDCO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, HOLDCO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

          (l)  Waiver of Jury Trial. HOLDCO WAIVES AND, BY ACCEPTING THIS NOTE,
               --------------------
               THE LENDER SHALL BE DEEMED TO WAIVE, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, AND HOLDCO AGREES, AND, BY ACCEPTING THIS NOTE, THE LENDER SHALL BE DEEMED TO AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

          (m)  Governing Law. This Note shall be governed by the internal laws
               -------------
               of the State of New York applicable to contracts made to be performed entirely within such State.

                                        BRE/HV HOLDINGS L.L.C.



                                        By:    /s/ Jonathan Gray
                                               ------------------------
                                        Title: Senior Managing Director
                                               ------------------------

                                   Schedule 1

                                  Subsidiaries

BRE/Homestead Village L.L.C.

BRE/HV Properties L.L.C.

Homestead Village Management L.L.C.

HVI (2) L.L.C.

Atlantic Homestead Village Limited Partnership

PTR Homestead Village Limited Partnership

                                   Schedule 2

                               [Form of PIK Note]

                                   Schedule 2

                                              Expiration Date: November 20, 2006

$___________________

                                    PIK NOTE

         FOR VALUE RECEIVED, BRE/HV HOLDINGS L.L.C. ("Holdco"), a Delaware limited liability company, hereby promises to pay to the order of SECURITY CAPITAL LODGING INCORPORATED (the "Lender"), a Delaware corporation, at 639 Isbell Road, Suite 390, Reno, Nevada 89509 on November 20, 2006 (the "Expiration Date"), pursuant to the Amended and Restated Agreement and Plan of Mergers dated as of November 20, 2001 by and between, among others, Lender and BRE/Homestead Village L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Holdco, ________________________ ($_______) (the "Loan").

         1. DEFINITIONS.
            -----------

         Unless otherwise defined herein or the context otherwise requires, all terms defined in the Term Note (the "Term Note") in the principal amount of $115,000,000 of Holdco to the Lender dated November 20, 2001 shall have the meanings set forth in the Term Note, as from time to time amended or modified but without giving effect to any termination of the Term Note. This Note is one of the "PIK Notes" as defined therein.

         2. INTEREST. The unpaid principal of the Loan shall bear interest
            --------
at the rates set forth in the Term Note. Interest on the Loan shall be payable in cash quarterly on the last day of each March, June, September and December; provided, however, that if on any such date, the interest due hereunder, under
--------  -------
the Term Note and any other PIK Note delivered pursuant to the Term Note is in excess of Available Cash for the Computation Period ending on the date of such payment, Holdco shall have the option of paying such deficiency by issuing to Lender a PIK Note in the principal amount of such deficiency; provided, that, if Holdco shall fail to deliver such PIK Note, Holdco shall have the obligation to make payments as if such PIK Note had been delivered.

         This Note is subject to the express condition that at no time shall Holdco be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, Holdco is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         3. PREPAYMENT.
            ----------

         The Loan may be prepaid in full or in part at any time without penalty.

         4. TAXES.
            -----

         All payments by Holdco of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by Holdco hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Holdco shall:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

(c) pay to the Lender such additional amount (the "Additional Amounts") as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender or on any payment received by the Lender hereunder, the Lender may pay such Taxes and Holdco shall promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had no such Taxes been asserted.

The Lender (or any Eligible Assignee) shall provide to Holdco at the time that it becomes a party to this Agreement, two copies of Internal Revenue Service Form W-9, certifying complete exemption from backup withholding. Holdco shall not be required to pay any taxes or any Additional Amounts attributable to the failure of the Lender (or any Eligible Assignee) to comply with the requirements of this paragraph.

         If Holdco fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, Holdco shall indemnify the Lender for any incremental Tax, interest, penalty or expense that may become payable by the Lender as a result of any such failure.

         If Holdco determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Lender shall cooperate with Holdco in challenging such Taxes at Holdco's expense if so requested by Holdco. If the Lender receives a refund of a Tax for which a payment has been made by Holdco pursuant to this Note, which refund in the good faith judgment of the Lender is attributable to such payment made by

Holdco, then the Lender shall reimburse Holdco for such amount (together with any interest received thereon) as the Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required.

          5.  REPRESENTATIONS.
              ---------------

         Holdco represents and warrants to the Lender as of the date of this Note that:

(a)       Organization. Holdco is a limited liability company validly existing
          ------------
          and in good standing under the laws of the State of Delaware; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of Holdco and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

(b)       Authorization.  Holdco is duly authorized to execute and deliver this
          -------------
          Note. Holdco is duly authorized to borrow monies hereunder and is duly authorized to perform its obligations under this Note. The execution, delivery and performance by Holdco of this Note, and the borrowings by Holdco hereunder, do not and will not (i) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect),
          (ii) conflict with (A) any provision of law, (B) the limited liability company agreement or any other organizational documents of Holdco or any Subsidiary or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Holdco or any of its properties, or, to Holdco's knowledge, any Subsidiary or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of Holdco or, to Holdco's knowledge, any asset of any Subsidiary.

(c)       Validity and Binding Nature. This Note is the legal, valid and binding
          ---------------------------
          obligation of Holdco, enforceable against Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and general principles of equity.

          6.  COVENANTS.  Holdco shall perform all agreements and covenants set
              ---------
forth in the Term Note, as amended or modified from time to time but without giving effect to any termination thereof, for the benefit of the Lender hereunder.

          7.  EVENT OF DEFAULT.  Upon the occurrence of any of the following
              ----------------
events (each an "Event of Default"):

(a)       Non Payment. Holdco fails to pay when due any principal of, or
          -----------
          interest on, the Loan and such failure continues for five days after notice from the Lender; provided that so long as Holdco has paid interest in cash or by delivery of a PIK Note, based on good faith estimates, when due under this Section 7(a), no Event of Default shall arise prior to five days after delivery of the applicable compliance certificates under Section 6(a)(iii) of the Term Note;

(b)      Representations.  Any representation or warranty of Holdco made
         ---------------
         hereunder is incorrect in any material respect;

(c)      Cross Default.  An Event of Default (as defined in the Term Note) shall
         -------------
         occur and be continuing;

(d)      Insolvency.  Any Significant Subsidiary shall:
         ----------

               (i) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any Significant Subsidiary or any property thereof, or make a general assignment for the benefit of creditors;

               (ii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Significant Subsidiary or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

               (iii) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Significant Subsidiary and, if any such case or proceeding is not commenced by any Significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by any Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 consecutive days undismissed; or

               (iv) take any corporate, partnership, or limited liability company action authorizing, or in furtherance of, any of the foregoing; or

(e)      Insolvency.  Holdco shall:
         ----------

               (i) admit in writing its inability or unwillingness to pay debts as they become due;

               (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for Holdco or any property thereof, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Holdco or for a substantial part of the property thereof, and such trustee, receiver sequestrator or other custodian shall not be discharged within 60 days;

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Holdco and, if any such case or proceeding shall be consented to or acquiesced in by Holdco or shall result in the entry of an order for relief or shall remain for 60 consecutive days undismissed; or

        (v) take any limited liability company action authorizing, or in furtherance of, any of the foregoing;

then the Lender may declare this Note and the principal of and accrued interest on each Loan, and all other amounts payable hereunder, to be forthwith due and payable in full, provided, that upon the occurrence of an event described in clauses (d) and (e) above, this Note and the principal of and accrued interest on each Loan, and all other amounts payable hereunder, shall immediately become due and payable in full.

     8. COLLATERAL AND GUARANTY. This Note is secured pursuant to a Pledge
        -----------------------
Agreement (the "Pledge Agreement") of Holdco dated November 20, 2001 and a Pledge Agreement (the "Holdco Pledge Agreement") of the members of Holdco dated November 20, 2001.

     9. GENERAL.
        -------

(a)  Payments.  Payments of principal and interest on the Loans shall be made in
     --------
     immediately available funds in Dollars.

(b)  Assignments. The provisions of this Note shall be binding upon Holdco
     -----------
     and inure to the benefit of the Lender and its successors and permitted assigns. Holdco may not assign or transfer any of its obligations under this Note without the prior written consent of the Lender.

     The Lender may assign its rights hereunder to any Eligible Assignee. Holdco agrees that it will not assert any right of set off or counterclaim against any such Eligible Assignee and waives any defenses (other than payment) it could otherwise assert against the Lender with respect to any such Eligible Assignee.

(c)  Waivers. Holdco hereby waives presentment, demand, notice of dishonor,
     -------
     protest and all other demands and notices in connection with this Note. No act of omission or commission of the Lender, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing.

(d)  Costs. Holdco shall pay all costs of the Lender of enforcement or
     -----
     collection of every kind, including, but not limited to, all reasonable attorneys' fees, court costs and expenses incurred by the Lender in connection with collection or protection or enforcement of any rights hereunder whether or not any lawsuit is ever filed.

(e)  Indemnification by Holdco.  Holdco shall indemnify, exonerate and hold the
     -------------------------
     Lender and each of the officers, director, employees, Affiliates and agents of the Lender (each a "Lender Party") free and harmless from and against
                            ------------
     any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, costs and expenses of attorneys (collectively, the "Indemnified Liabilities"), incurred by the
                                   -----------------------
     Lender Parties or any of them as a result of, or arising out of, or relating to the enforcement of this Note by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of the applicable Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Holdco hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this clause (e) shall survive repayment of the Loan and cancellation of this Note.

(f)  Recourse. No member of Holdco, and no present or future officer, employee,
     --------
     manager or agent of Holdco (collectively the "Nonrecourse Parties"), shall have any liability to the Lender (such liability, including such as may arise by operation of law, being hereby waived) for the payment of any sums now or hereafter owing by Holdco under this Note or for the performance of any of the obligations of Holdco contained herein or therein or shall otherwise be liable or responsible with respect thereto. Notwithstanding the foregoing, nothing contained in this Section shall in any manner or any way (i) affect or diminish any obligation, covenant, or agreement of any Nonrecourse Person under any agreement to which such Nonrecourse Person is a party, or (ii) affect or diminish any rights of any Person against any other Person arising from such other Person's gross negligence or willful misconduct.

(g)  Waivers. The failure of the Lender at any time or times to require
     -------
     performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by the Lender of any condition or of any breach of any term, covenant, representation or warranty contained in this Note shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

(h)  Interpretation.  The headings preceding the text of Articles and Sections
     --------------
     included in this Note and the headings to Schedules attached to this Note are for convenience only and shall not be deemed part of this Note or be given any effect in interpreting this Note. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Note. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Note. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

(i)  Severability. If any provision of this Note shall be held invalid, illegal
     ------------
     or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(j)  Construction. Holdco and, by its acceptance of this Note, the Lender
     ------------
     acknowledge that the parties and their counsel have reviewed and revised this Note and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note or any exhibits or amendments hereto.

(k)  Jurisdictions. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER,
     -------------
     OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR HOLDCO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. HOLDCO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY CONSENTS TO PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. HOLDCO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT HOLDCO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, HOLDCO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

(l)  Waiver of Jury Trial. HOLDCO WAIVES AND, BY ACCEPTING THIS NOTE, THE LENDER
     --------------------
     SHALL BE DEEMED TO WAIVE, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, AND HOLDCO AGREES, AND, BY ACCEPTING THIS NOTE, THE LENDER SHALL BE DEEMED TO AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

(m)      Governing Law.  This Note shall be governed by the internal laws of the
         -------------
         State of New York applicable to contracts made and to be performed entirely within such State.

                                              BRE/HV HOLDINGS L.L.C.



                                              By: __________________________

                                              Title: _______________________